EXHIBIT 5.6

INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN
VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC.
AND
HINES INTERESTS REALTY ADVISORS LIMITED PARTNERSHIP


This Agreement is entered into this 16th day of September, 1995, between VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC., ("VKAC") and HINES INTERESTS REALTY ADVISORS LIMITED PARTNERSHIP ("Hines"), to provide certain investment advisory services to Van Kampen American Capital Life Investment Trust (the "Trust").


WHEREAS, VKAC has entered into an Investment Advisory Agreement (the "Advisory Agreement"), dated this date, with the Trust, under which VKAC has agreed, among other things, to act as investment adviser to the Real Estate Securities Fund of the Trust (the "Fund"); and

WHEREAS, the Advisory Agreement provides that VKAC may engage a subadviser to furnish requested investment information and advice with respect to real estate matters to assist VKAC in carrying out its responsibilities under the Advisory Agreement; and

WHEREAS, it is the purpose of this Sub-Advisory Agreement (the "Agreement") to express the agreements and understandings of the parties with respect to the services to be provided by Hines to VKAC with respect to the Fund and the terms and conditions under which such services will be rendered.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is agreed as follows:

1.  Services of Hines.

Hines shall act as sub-adviser to VKAC to assist VKAC in the performance of its investment advisory responsibilities to the Fund. In this capacity, Hines shall have the following responsibilities:

(a) to provide regional economic analysis of the areas in which properties owned by real estate investment trusts are located;

(b) to provide analysis and information concerning the relative attractiveness of the various property types within the several geographic regions;

(c) to evaluate and assess real estate valuations and the condition of properties;

(d) to evaluate property managers and sponsors of real estate investment trusts;


(e)  to review and monitor the real estate investments in the Fund; and

(f) to furnish such other information and reports as may reasonably be requested by VKAC from time to time.

2.  Obligations of VKAC.

VKAC shall have the following obligations under this Agreement:

(a) to keep Hines fully informed as to the composition of the Fund's investment securities;

(b) to keep Hines fully advised of the Fund's investment objectives, and any modifications and changes thereto, as well as any specific investment restrictions or limitations by sending Hines copies of each registration statement;

(c) to furnish Hines with a copy of any financial statement or report prepared for the Trust by independent public accountants, and with copies of any financial statements or reports made by the Trust to shareholders or to any governmental body or securities exchange and to inform Hines of the results of any audits or examinations by regulatory authorities pertaining to the Trust;

(d) to furnish Hines with any further materials or information which Hines may reasonably request to enable it to perform its functions under this Agreement; and

(e) to compensate Hines for its services under this Agreement by the payment of fees equal to (i) 50% of the fees received by VKAC for services rendered under the Advisory Agreement by VKAC to the Fund during the term of this Agreement, less (ii) 50% of the amount paid by VKAC on behalf of the Fund pursuant to any expense limitation or the amount of any other reimbursement made by VKAC to the Fund. In the event that this Agreement shall be effective for only part of a period to which any such fee received by VKAC is attributable, then an appropriate pro-ration of the fee that would have been payable to Hines under this Agreement shall be made. The fees payable to Hines from VKAC shall be payable upon receipt by VKAC of advisory fees from the Fund.

3.  Best Efforts.

It is understood and agreed that in furnishing the investment advice and other services as provided in this Agreement, Hines shall use its best professional judgment to recommend actions which will provide favorable results for the Fund. Hines shall not be liable to the Trust or to any shareholder of the Trust to any greater degree than VKAC. Hines shall be free to render similar services to others and otherwise to engage in the real estate





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business and related activities so long as the services rendered to the Fund are not impaired.

4.  Compliance With Laws.

Hines represents that it is, and will continue to be throughout the term of this Agreement, an investment adviser registered under all applicable federal and state laws. In all matters relating to the performance of this Agreement, Hines will act in conformity with the Trust's Agreement and Declaration of Trust, Bylaws, and current registration statement and with the instructions and direction of VKAC and the Trust's Trustees, and will conform to and comply with the Investment Company Act of 1940, as amended (the "1940 Act"), and all other applicable federal or state laws and regulations.

5.  Termination.

This Agreement shall terminate automatically upon the termination of the Advisory Agreement. This Agreement may be terminated at any time, without penalty, by VKAC or by the Trust by giving 30 days' written notice of such termination to Hines at its principal place of business, provided that such termination is approved by the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of the Fund. This Agreement may be terminated at any time by Hines by giving 30 days' written notice of such termination to the Trust and VKAC at their respective principal places of business.

6.  Assignment.

This Agreement shall terminate automatically in the event of its assignment (as that term is defined in Section 2(a)(4) of the 1940 Act).

7.  Term.

This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, for an initial term of two years and shall continue in effect from year to year thereafter provided continuance is specifically approved at least annually by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons (as the term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Trustees of the Trust or the affirmative vote of a majority of the outstanding voting securities of the Fund (as that phrase is defined in Section 2(a)(42) of the 1940 Act).





                                      3
8.  Amendments.

This Agreement may be amended only with the approval by the affirmative vote of a majority of the outstanding voting securities of the Fund (as that phrase is defined in Section 2(a)(42) of the 1940 Act) and the approval by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

9.  Applicable Laws.

This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the United States and the State of Texas.

The execution of this Agreement has been authorized by the Trust's Trustees and by the sole shareholder. This Agreement is executed on behalf of the Trust or the Trustees of the Trust as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. A Certificate of Trust in respect of the Trust is on file with the Secretary of State of Delaware.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC.


Name:  /s/  Nori L. Gabert
      _____________________________________

Its:        Vice President
      _____________________________________

By:         Nori L. Gabert
      ______________________________________



HINES INTERESTS REALTY ADVISORS LIMITED PARTNERSHIP


Name:   /s/  William S. Wardrop
      _____________________________________

Its:         President
      _____________________________________

By:          William S. Wardrop
      _____________________________________



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